                                                                    EXHIBIT 99.1

                                      NYFIX

FOR IMMEDIATE RELEASE

NYFIX Contact:
Jennifer P. Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com

                    NYFIX, INC. TO REINCORPORATE IN DELAWARE

Stamford,  CT - November 14, 2003: NYFIX,  Inc.  (NASDAQ:  NYFX) today announced that its  shareholders  have voted to approve a  proposal  that will  change the
Company's  state of  incorporation  from New York to Delaware.  This action will have no impact on the Company's current business operations.  Reincorporation of
NYFIX in Delaware furthers the Company's goal of having itself, its subsidiaries and its  affiliated  company  domiciled in Delaware and thus subject to the same laws for  corporate  governance  issues.  The Company  expects to  complete  the administrative process for this change by the end of the year.

                                       ###

NYFIX, Inc. through its subsidiaries and affiliate  provides  electronic trading
technology   infrastructure  and  execution  services  to  brokerage  firms  and institutional investors.  NYFIX products and services automate trading workflows by  streamlining  data  entry  and  seamlessly  integrate  electronic  order and execution handling.  NYFIX offers a complete electronic desktop order management solution,  stationary  and wireless  handheld  exchange  floor  technology;  FIX
(Financial  Information  eXchange Protocol) messaging and monitoring tools and a high volume trade execution  platform.  Its products  deliver  straight  through
processing  ("STP")  for  front,   middle  and  back  office  trade  transaction
processing.  NYFIX maintains  multiple data centers and an extensive  network of electronic  circuits  that  link  industry  participants  for  electronic  trade communication  and  provides  access  to the  global  equities  and  derivatives financial markets.

NYFIX,  a pioneer in the  FIX-based  solutions  offers a  FIX-compliant  product suite.  NYFIX's core technology,  which includes equity solutions for listed and over-the-counter  markets,  derivatives  and future products and Javelin's Appia and Instant  Integrator  products,  are  complemented  by NYFIX's  broker-dealer operations,  which offers its NYFIX Millennium ATS and trade execution services.
Headquartered in Stamford, Connecticut, NYFIX has additional offices in New York
City, Chicago,  San Francisco,  London and Madrid. For more information,  please visit WWW.NYFIX.COM and WWW.JAVTECH.COM.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.